                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ZILA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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
                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 11, 1997

To the Holders of Our Common Stock:

         The 1997 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 11, 1997, at 9:00 a.m., local time. The Annual Meeting will be for the following purposes:

         1. To elect seven directors to the Company's Board to serve for the next year or until their successors are elected.

         2.       To approve adoption of the 1997 Stock Option Award Plan.

         3. To ratify the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 1998.

         4. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

         The Board of Directors has fixed the close of business on October 31, 1997 as the Record Date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice and Proxy Statement on or about November 12, 1997 to all Stockholders of record on the Record Date. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

        Your attention is directed to the attached Proxy Statement.

                                             By Order of the Board of Directors,
                                              /s/ Janice L. Backus
                                              ----------------------------------
                                             Janice L. Backus
                                             Vice President and Secretary
Phoenix, Arizona
November 12, 1997


                                    IMPORTANT
Stockholders are earnestly requested to DATE, SIGN and MAIL the enclosed proxy. A postage-paid envelope is provided for mailing.

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700


                                 PROXY STATEMENT


         This Proxy Statement is furnished to the stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 11, 1997. The enclosed proxy is solicited by the Board of Directors (the "Board") of the Company. The proxy materials were mailed on or about November 12, 1997 to stockholders (the "Stockholders") of record at the close of business on October 31, 1997 (the "Record Date").

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 5227 North 7th Street, Phoenix, Arizona 85014-2800.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Common Stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or telegraph. The Company has arranged for Corporate Investor Communications, Inc. to serve as its proxy solicitation agent. In such capacity, Corporate Investor Communications, Inc. will coordinate the distribution of proxy materials to Stockholders and oversee the return of proxy cards. The fee for these services is estimated to be $5,500.

                          VOTING SECURITIES OUTSTANDING

         Only holders of record of Common Stock at the close of business on October 31, 1997 will be entitled to vote at the Annual Meeting. At that date, there were 33,885,889 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                               BOARD OF DIRECTORS

IN GENERAL

         At the Annual Meeting, seven directors will be elected, each to hold office until the Company's next annual meeting of Stockholders or until his successor is elected and qualified. Subject to the requirements of applicable Delaware law, the Board may from time to time determine the number of directors of the Company.

         The shares represented by the enclosed proxy will be voted for the election, as directors, of the seven nominees named below, unless a vote is withheld from any individual nominee. If any nominee becomes unavailable for any reason or if a vacancy should occur before election, which events are not anticipated, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Information regarding the names, ages, positions with the Company and the Board, and business experience of each of the directors and nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below.

                                                                                               DIRECTOR
                 NAME                       AGE             POSITION(S)                         SINCE
                 ----                       ---             -----------                        --------
Joseph Hines                                69       Chairman of the Board,                      1983
                                                     President and Chief
                                                     Executive Officer
Clarence J. Baudhuin (1)                    68       Executive Vice President of                 1983
                                                     Finance and Administration,
                                                     Treasurer and Director
Carl A. Schroeder (1)                       68       Director                                    1984
Patrick M. Lonergan (1), (2)                62       Director                                    1992
Michael S. Lesser (2)                       55       Director                                    1995
Douglas L. Ayer (2)                         60       Director                                    1997
Curtis M. Rocca III                         35       Vice President and Director                 1997

----------------------

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee.

         JOSEPH HINES has served as President and Chief Executive Officer of the Company since 1983. From 1976 until 1983, Mr. Hines owned and operated Desert Valley Companies, Inc., a management consulting firm headquartered in Phoenix, Arizona. From 1966 until 1976, Mr. Hines served as Chief Executive Officer of several subsidiaries of Dart Industries, formerly Rexall Drug and Chemical Company.

         CLARENCE J. BAUDHUIN has served the Company in his present capacity since 1983. Mr. Baudhuin also served as Secretary of the Company from September 1983 until April 1989. From May 1981 until July 1983, Mr. Baudhuin acted as Senior Vice President of Finance for Mattel Toy Company. Prior to that time, Mr. Baudhuin was Senior Vice President of the Chemical-Plastics Group of Dart Industries. Mr. Baudhuin is a certified public accountant.

         CARL A. SCHROEDER is retired. From September 1991 to August 1996, Mr. Schroeder was the President of Dixon Capital Corp. Between 1982 and September 1991, Mr. Schroeder was a private business consultant. Mr. Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992. From 1977 to 1982, he served as Chief Financial Officer with a high technology division of the MEAD Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard Business School.

         PATRICK M. LONERGAN is the co-founder of Numark Laboratories, Inc. and has served as its President since January 1989. Prior to co-founding Numark, Mr. Lonergan was employed in various capacities by Johnson & Johnson Products Inc., or one of its affiliates, from 1973 through December 1989, most recently as Vice President & General Manager.

         MICHAEL S. LESSER is the president of T.V. Direct, Inc. and the founder of Lesser & Roffe Company, a business development consulting company, and has served as its Chief Executive Officer since 1990. Prior to founding Lesser and Roffe Company, Mr. Lesser served as President of Ogilvy & Mather Co., Inc. from 1989 to 1990, as Chairman and Chief Executive Officer of Lowe Marschalk Co., Inc. (a subsidiary of Revlon) from 1980 to 1989, and as Executive Vice President and General Manager of Norcliff Thayer, Inc. (a subsidiary of Interpublic) from 1973 to 1979.

         DOUGLAS L. AYER is a Director of Zila and previously served as a Director of Bio-Dental Technologies Corporation ("Bio-Dental"), a wholly-owned subsidiary of Zila. Mr. Ayer has served as President of International Capital Partners, Inc. ("ICP") since July 1989. Prior to forming ICP, Mr. Ayer was Chairman and CEO of Cametrics, Inc., a precision metal fabricating company, Executive Vice President of Paine, Webber, Jackson and Curtis Inc. and a consultant with McKinsey and Co., Inc. in New York and London. Mr. Ayer currently serves as a director with Molded Container Corporation, Portland, Oregon; AmPro Corporation, Melbourne, Florida; Biopool International, Ventura, California; Age Wave, Inc., Emeryville, California and Med Max., Inc., Detroit, Michigan.

         CURTIS M. ROCCA III is the Vice President and a Director of Zila and President of Bio-Dental. Mr. Rocca has been with Bio-Dental since 1990 when he was hired as Chief Operating Officer and has served as a Director. Prior to joining Bio-Dental, Mr. Rocca was Executive Vice President and Director of Celebrity, Inc. of Placerville, California. Mr. Rocca holds a B.A. degree in economics from the University of California, Davis where he graduated with honors. Mr. Rocca currently serves as a director of Pacific Grain Products, Inc., Woodland, California.

MEETINGS AND COMPENSATION

         During the fiscal year ended July 31, 1997, the Board of Directors of the Company met on five occasions. All other actions taken by the Board of Directors during the fiscal year ended July 31, 1997, were accomplished by means of unanimous written consent. During the period in which he served as director, each of the directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

         The Compensation Committee of the Board of Directors, which met once during the fiscal year ended July 31, 1997, administers the Company's Stock Option Award Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. The Audit Committee, which met once during the fiscal year ended July 31, 1997, makes recommendations to the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Company does not maintain a standing nominating committee or other committee performing similar functions.

DIRECTORS' COMPENSATION

         Non-employee members of the Board of Directors receive no cash compensation for serving on the Board; however, such members are reimbursed for expenses incurred in connection with their attendance at meetings of the Board.

         In 1989, the Board of Directors adopted and the Stockholders approved the Company's Non-Employee Directors Stock Option Plan (the "Directors Plan"). Under the terms of the Directors Plan, immediately exercisable options to purchase 2,500 shares of Common Stock are granted to each non-employee member of the Board of Directors on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee) held while he was a member of the Board of Directors. The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable or may terminate the Directors Plan.

         On November 3, 1997, November 1, 1996 and November 3, 1995 each non-employee director then serving on the Board, was granted an option to purchase 2,500 shares of Common Stock at per share exercise prices of $7.00, $6.59 and $4.00, respectively. As of October 31, 1997, options to purchase 71,641 shares of Common Stock granted under the Directors Plan have been exercised.

                             EXECUTIVE COMPENSATION

         The table below sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended July 31, 1997, 1996 and 1995, of the persons who were, at July 31, 1997: (i) the Chief Executive Officer and (ii) the other executive officers of the Company (the "Named Officers") whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                    Annual Compensation               Compensation
                                            ----------------------------------       ---------------

                                                                      Other
                                                                      Annual           Securities
                                                                     Compensa-         Underlying          All Other
Name and Principal Position        Year     Salary($)  Bonus ($)      tion($)        Options/SARs(#)   Compensation (2)
---------------------------        ----     ---------  ---------     ---------       ---------------   ----------------
Joseph Hines                       1997     $175,000       --           --               25,300            $2,625
President, Chief Executive         1996      169,431       --           --               23,029             2,315
Officer and Director               1995      158,292       --           --               22,430             1,888

Clarence J. Baudhuin               1997      165,000       --           --               24,300             2,475
Executive Vice President-          1996      160,124       --           --               22,237             2,198
Finance and Administration         1995      150,372       --           --               21,640             1,793
and Director

Edwin Pomerantz                    1997      135,000       --           --               21,100             2,025
Vice President-Regulatory          1996      131,456       --           --               19,437             1,816
and Technical Affairs              1995      124,368       --           --               18,840             1,483

Curtis M. Rocca III                1997      137,500       --           --               80,000              --
Vice President, Director           1996      120,000       --           --                 --                --
and President of Bio-Dental        1995      120,000       --           --                 --                --
Technologies Corporation

Rocco Anselmo                      1997      157,300    $31,460         --               17,680             2,682
President of Zila                  1996      152,536     25,000         --              115,651             2,453
Pharmaceuticals (1)                1995      138,672       --           --               13,750             1,567

(1) In October 1996, the Company's Board of Director's determined that Mr. Anselmo's contributions to the Company had become integral to the operation of Zila Pharmaceuticals (a wholly owned subsidiary of Zila, Inc.) and therefore the Company determined that he should be considered an "officer" as such term is defined in Rule 16a-1(f).

(2) Represents Company 401(k) plan matching contributions

EMPLOYMENT AGREEMENTS

         In February 1992, the Company entered into five year employment agreements with Joseph Hines and Clarence Baudhuin. These agreements established minimum annual base salaries for Mr. Hines and Mr. Baudhuin of $148,176 and $140,772, respectively. The current salaries of the foregoing officers were authorized by the Board of Directors at the 1997 Annual Meeting of the Board of Directors. Under the terms of these agreements, each agreement would be automatically extended for successive one year periods unless a nonrenewal notice is given by the Company or the respective officer sixty days prior to the end of any renewal term. On December 8, 1996, the Company notified Mr. Hines and Mr. Baudhuin that the Company had elected not to renew any of the respective agreements. Accordingly, Mr. Hines' and Mr. Baudhuin's employment agreements ended as of February 10, 1997. The Company's decision to not renew either of these employment agreements was not based upon the performance of any of the individuals and each of the officers continues to be employed by the Company in the same respective capacities.

STOCK OPTION GRANTS

         The following table sets forth information with respect to grants of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 1997 to the Named Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants                              Potential Realizable
                            ------------------------------------------------------------             Value at
                                                                                                  Assumed Annual
                                                                                                     Rates of
                                              % of Total                                            Stock Price
                                                Options                                          Appreciation for
                                              Granted to       Exercise or                        Option Term(3)
                               Option        Employees in      Base Price     Expiration     -----------------------
Name                        Granted(1)(#)     Fiscal Year    (per share)(2)      Date         5% ($)         10% ($)
----                        ------------     ------------    -------------    ----------     -------         -------
Joseph Hines                   25,300            3.6             7.0938         12/06        112,869         286,028
Clarence J. Baudhuin           24,300            3.6             7.0938         12/06        108,408         274,722
Edwin Pomerantz                21,100            3.0             7,0938         12/06         94,132         238,545
Curtis M. Rocca III            80,000           11.2             7.0000          1/07        352,181         924,832
Rocco Anselmo                  17,680            2.5             7.0938         12/06         78,874         199,881

(1) All options granted in the fiscal year ended July 31, 1997 are fully vested, other than options to purchase 80,000 shares of Common Stock (the "Acquisition Options") issued in connection with certain acquisitions made by the Company during the 1997 fiscal year. The Acquisition Options vest one year from the date of grant.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts are based upon certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in this table may not necessarily be achieved.

         The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 1997 by the Named Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1997

                                                                                             Value of Unexercised
                                                         Number of Unexercised                   In-the-Money
                                                              Options at                          Options at
                                                          Fiscal Year End (#)                 Fiscal Year End ($)
                                                     ----------------------------     ----------------------------------
                     Shares
                   Acquired on         Value
Name               Exercise(#)    Realized ($)(1)    Exercisable    Unexercisable     Exercisable(2)    Unexercisable(2)
----               -----------    ---------------    -----------    -------------     --------------    ----------------
Joseph Hines          -0-             -0-              387,269          -0-              1,765,524            -0-

Clarence J            -0-             -0-              208,177          -0-                750,518            -0-
Baudhuin

Edwin                 -0-             -0-              167,847          -0-                751,608            -0-
Pomerantz

Curtis M              31,474          214,536          140,250          80,000             681,208            22,504
Rocca III

Rocco                 29,401           75,263          117,680          -0-                300,196            -0-
Anselmo

(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Represents the difference between the bid and asked closing prices ($7.2813) of the Company's Common Stock on July 31, 1997 and the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation Philosophy. Decisions on compensation of the Company's executive officers are made by the three-member Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a non-employee director. The Committee is responsible for setting and administering the policies which govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

         - Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

         - Compensation should be related to the value created for stockholders.

         - Compensation programs should integrate the long- and short-term strategies of the Company.

         - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

         - Stock ownership by management and stock-based compensation plans are beneficial in aligning management's and the stockholders' interest in the enhancement of stockholder value.

         Total compensation for each member of senior management is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size; however, no independent investigation of such levels has been conducted by the Committee. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase common stock, and a bonus plan. Compensation for executive officers of the Company is usually set by the Committee in December of each fiscal year. Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million-dollar cap on deductibility of certain executive compensation under
Section 162(m) of the Internal Revenue Code.

         Base Salary. Salary recommendations are submitted annually to the Committee by senior management. In evaluating such recommendations, the Committee takes into account management's efforts to improve net sales and expand the number of markets into which the Company's products are distributed and sold. The Committee also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products, as well as management's innovative financing arrangements for the Company's marketing programs. Such efforts have permitted the Company to initiate marketing programs more extensive than what might not otherwise be available to a company of similar size and with similar resources.

         Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Committee contribute to management's commitment. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Committee does not assign any specified weight to the criteria it considers.

         Base salary recommendations are fixed at levels which the Committee believes are paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in similar business as the Company; however, no independent investigation of such levels has been conducted by the Committee. The Committee's recommendations are offered to the full Board of Directors. The Committee's recommendation is ultimately ratified, changed, or rejected by the full Board of Directors. In the past three fiscal years, the average annual salary increase for the Chief Executive Officer has been approximately 3.9%, and the average annual salary increase for other senior management has been approximately 4.7% percent.

         Options. The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). All employees of the Company are eligible to participate in the Award Plan. The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Committee are based upon the Committee's evaluation of the same factors described above under "Base Salary." The Committee also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to all employees of the Company, including the Chief Executive Officer and senior management. During the fiscal year ending July 31, 1997, the Committee granted options representing 722,558 shares of Common Stock under the Award Plan.

         Bonus. Bonus compensation is paid under the Company's Performance Bonus Plan (the "Bonus Plan"). The Performance Bonus Plan was adopted by the Board of Directors and the Committee during fiscal year 1993 and, as of the date of this report, no bonuses have been awarded. Bonuses awarded under the Bonus Plan may not exceed 30% of an employee's annual base salary. The components which are considered under the terms of the Bonus Plan are the Company's net sales, the Company's sales volume, and the employee's job performance. All employees are eligible for a bonus of up to 15% of their respective base salaries if the Company's annual net profits improve by 25% over the prior year and a bonus of up to 7.5 percent of their respective base salaries if the Company's annual sales volume increases by more than 75% over the prior year. Performance components of the employee's bonus may be as great as 7.5% and are based upon subjective criteria.

         Chief Executive Officer. Mr. Hines has served as President and Chief Executive Officer of the Company since 1983. As Chief Executive Officer, Mr. Hines receives a base salary as well as stock options under the Award Plan and is eligible to participate in the Bonus Plan. In February 1997, Mr. Hines' employment agreement ceased to be of any further effect; however, Mr. Hines will continue as the President and Chief Executive Officer of the Company. See Executive Compensation--Employment Agreements. The Committee's evaluation process of the Chief Executive Officer's compensation is comprised of the exact same components that are utilized in evaluating other members of senior management. Mr. Hines' current base salary was set at the 1997 Annual Meeting of the Board of Directors. During the fiscal year ended July 31, 1997, the Committee granted Mr. Hines options to purchase a total of 25,300 shares of the Company's Common Stock under the Award Plan. All the options were granted at fair market value, were immediately exercisable, and expire ten years after the date of grant.


                                                  Compensation Committee

                                                  Patrick M. Lonergan, Chairman
                                                  Michael S. Lesser
                                                  Douglas L. Ayer

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of September 30, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock,
(b) each director of the Company, (c) each of the Named Officers, and (d) all directors and executive officers of the Company as a group.

              NAME AND ADDRESS OF           SHARES BENEFICIALLY    PERCENT OF
                BENEFICIAL OWNER                   OWNED          COMMON STOCK
              -------------------           -------------------   ------------
Joseph Hines(1)                                1,292,271(2)           3.9%

Clarence J. Baudhuin(1)                          877,930(3)           2.7%

Edwin Pomerantz(1)                               296,331(4)            *

Rocco Anselmo(1)                                 131,653(5)            *

Carl Schroeder(1)                                 22,500(6)            *

Patrick M. Lonergan(1)                            18,246(7)            *

Michael S. Lesser(1)                               5,000(8)            *

Douglas L. Ayer(1)                               127,875(9)            *

Curtis M. Rocca III(1)                           223,371(10)           *

All officers and directors as a group
(11 persons)                                   3,501,214(11)         10.4%

-----------------------------------

*        Represents less than 1%.

(1) The address of this stockholder is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2) Includes 387,269 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(3) Includes 46,537 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter and 3,000 shares of Common Stock held in trust for the benefit of Mr. Baudhuin's son.

(4) Includes 21,100 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(5) Includes 49,492 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(6) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(7) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(8) Includes 5,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(9) Includes 12,375 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter and 123,750 shares of Common Stock held by ICP of which Mr. Ayer is a 30% partner.

(10) Includes 140,250 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter. Does not include options to purchase 80,000 shares of Common Stock which vest on January 8, 1998.

(11) Includes the shares of Common Stock subject to the options and warrants to purchase described above and 1,062,875 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, the Company believes that during the fiscal year ended July 31, 1997, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complying with except as set forth below.

         Carl Schroeder, a non-employee member of the Company's board of directors, sold 700 shares of the Company's common stock in April 1997. A Form 4 reporting such sale was not filed until August 1997.

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1992 to July 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZILA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AMD THE NASDAQ PHARMACEUTICAL INDEX

                              7/92      7/93      7/94      7/95      7/96      7/97
Zila, Inc. .................  100       134       163       171       326       308
Nasdaq Stock Market (U.S.)..  100       122       125       176       191       283
Nasdaq Pharmaceutical.......  100        80        71        99       120       141

-----------------
* $100 Invested on 7/31/92 in Stock or Index -- including reinvestment of dividends.
  Fiscal year ending July 31.

                          1997 STOCK OPTION AWARD PLAN

         The Board adopted the 1997 Stock Option Award Plan ("Plan") in February 1997, subject to submission of the Plan to the stockholders for approval. Set forth below is a description of the Plan.

         The Board adopted the Plan in February 1997, a copy of which is attached as Exhibit A to this Proxy Statement. Under the Plan, 1,000,000 shares of the $.001 par value Common Stock of the Company are reserved for issuance. The Plan authorizes the Company to grant to eligible employees of the Company
(i) incentive stock options to purchase shares of Common Stock and (ii) non-qualified stock options to purchase shares of Common Stock. Such Plan is being submitted to the stockholders for approval at the Annual Meeting.

         The objectives of the Plan are to provide a means through which the Company and its subsidiaries may attract able persons to enter the employ of the Company or its subsidiaries and to provide a means whereby employees upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and their desire to remain in its employ. A further objective of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

         The Compensation Committee (the "Committee") formed by the Board is comprised of non-employee directors who will administer the Plan and have the authority to interpret its provisions, to establish and amend rules for its administration, to make recommendations to the Board as to the types and amounts of awards to be made pursuant to the Plan, subject to the Plan's limitations, and to make initial determinations and recommendations to the Board as to the persons to whom options will be granted and the terms, conditions and restrictions of such awards. Although the Plan does not specify what portion of the shares may be awarded in the form of incentive stock options or non-qualified stock options, it is anticipated that a substantially greater number of incentive stock options will be awarded under the Plan. Incentive stock options awarded to eligible employees of the Company are qualified stock options under the Internal Revenue Code. Further, the Plan is a stock option plan meeting the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities and Exchange Act of 1934, as amended ("Exchange Act").

         Incentive stock options may be granted under the Plan for terms of up to ten years and at exercise prices at least equal to 100% of the fair market value of the Common Stock as of the date of grant, except that incentive stock options granted to any person who owns, immediately after such grant, stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation must have an exercise price at least equal to 110% of the fair market value of the Common Stock on the date of grant. Non qualified stock options will have exercise prices as determined by the Board. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year, shall not exceed $100,000. There is no aggregate dollar limitation on the amount of non-qualified stock options which may be exercisable for the first time by an optionee during any calendar year. Payment of the exercise price for any option may be in
(i) cash, (ii) withheld shares which upon exercise of an option having a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) with the prior approval of the Company, (iii) a manner acceptable to the Company, (iv) shares of Common Stock owned by an optionee upon exercise of an option having a fair market value at the time the option is exercised equal to the option price (plus the applicable withholding tax) with the prior approval of the Company, or (iv) any combination of the foregoing. Any option granted under the Plan will expire at the time fixed by the Committee, which will not be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of the Company's stock or of any subsidiary corporation, not more than five years after the date of grant. The Committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. Subject to the foregoing, the Committee may accelerate the exercisability of any option in its discretion.

         Options granted under the Plan are not assignable. Incentive stock options may be exercised only while the optionee is employed by the Company or within twelve months after termination by reason of death, within twelve months after the date of disability, or within three months after termination for any other reason.

         As of the date of this Proxy Statement, only one option to purchase 49,017 shares has been granted by the Company under the Plan. Such option was granted to Curtis M. Rocca III, Vice President and Director of the Company and President of Bio-Dental Technologies Corporation. The per share exercise price of such option is $7.00 and expires on January 8, 2007. Such option is effective only upon the approval of the Plan by the stockholders of the Company.

TAX CONSEQUENCES RESPECTING OPTIONS UNDER THE PLAN

         An employee will not recognize income on the awarding of incentive stock options and non qualified stock options under the Plan. An optionee will recognize ordinary income as the result of the exercise of a non qualified stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

         Exercise of an option with previously owned stock generally is not a taxable disposition of such stock. However, a taxable disposition of the previously owned stock will occur if the previously owned stock was acquired upon exercise of an incentive stock option less than one year earlier.

         An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. An employee will recognize long-term capital gain or loss on a sale of the shares acquired upon exercise of an incentive stock option, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of award of the option or
(ii) one year from the date of exercise of the option. If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale.

         Under the Taxpayer Relief Act of 1997, an individual must hold a capital asset for more than eighteen months to qualify for the new Federal maximum income tax rate of 20%.

         An employee generally must include in alternative minimum taxable income the amount by which the price he paid for an incentive stock option is exceeded by the fair market value of the stock acquired upon exercise of the option at the time his rights to the stock are freely transferrable or are not subject to a substantial risk of forfeiture.

         The Company and its subsidiaries will be entitled to deductions for federal income tax purposes as a result of the exercise of a non qualified stock option and the disqualifying sale or disposition of incentive stock options in the year and the amount that the employee recognizes ordinary income as a result of such disqualifying disposition.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

         At the Annual Meeting, the Company will seek the election of Joseph Hines, Clarence J. Baudhuin, Carl A. Schroeder, Patrick M. Lonergan, Michael S. Lesser, Douglas L. Ayer, and Curtis M. Rocca III as directors, each to hold office until the Company's next annual meeting of Stockholders or until his successor is elected and qualified.

REQUIRED VOTE

         The seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
         JOSEPH HINES, CLARENCE J. BAUDHUIN, CARL A. SCHROEDER,
         PATRICK M. LONERGAN, MICHAEL S. LESSER, DOUGLAS L. AYER,
         AND CURTIS M. ROCCA III.


                             APPROVAL OF ADOPTION OF
                          1997 STOCK OPTION AWARD PLAN

                                (PROPOSAL NO. 2)

         The Board adopted the 1997 Stock Option Award Plan ("Plan") in February 1997, subject to submission of the Plan to the stockholders for approval. A description of this Plan is included as part of this Proxy Statement.

REQUIRED VOTE

         The affirmative vote of a majority of the voting power of Common Stock present at the Annual Meeting in person or by proxy will be required for the approval of the Plan by the stockholders. It is intended that the proxies will be voted for adoption of the Plan unless instructions to the contrary are indicated on the accompanying proxy form.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1997 STOCK OPTION AWARD PLAN.

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 3)

         The principal independent public accounting firm utilized by the Company during the fiscal years ended July 31, 1994, 1995, 1996, and 1997 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the auditors will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending July 31, 1998. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

REQUIRED VOTE

         Ratification of the selection of the Auditors requires the affirmative vote of a majority of the voting power of Common Stock present at the Annual Meeting in person or by proxy.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF THE AUDITORS.


                            PROPOSALS BY STOCKHOLDERS

         Any Stockholder proposal that is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than July 18, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                            By Order of the Board of Directors,


                                            Janice L. Backus
                                            Vice President and Secretary

Phoenix, Arizona

                                   EXHIBIT A

                                   ZILA, INC.

                          1997 STOCK OPTION AWARD PLAN

         1.       DEFINITIONS.

         The following definitions shall be applicable throughout the Plan:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended or restated from time to time.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any rules or regulations under such Section.

                  (d) "Committee" means the committee appointed by the Board to administer the Plan as referred to in Section 4.

                  (e) "Commission" means the Securities and Exchange Commission or any successor agency.

                  (f) "Company" means Zila, Inc., a Delaware corporation.

                  (g) "Date of Grant" means the date on which the granting of an Option is authorized by the Board or such later date as may be specified by the Board in such authorization as referred to in Section 7.

                  (h) "Eligible Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Section 6.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                  (j) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value determined by the Board in good faith using a generally accepted valuation method and, in the case of Incentive Stock Options, determined in accordance with applicable Treasury regulations; provided, however, that where there is a public market for the Stock, the Fair Market Value per Share


                                     - A-1 -
         shall be the mean of the final bid and asked prices of the Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                  (k) "Holder" means an employee of the Company or a Subsidiary who has been granted an Option.

                  (l) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of
         Section 422 of the Code.

                  (m) "Non-Employee Director" means a member of the Board who qualifies as a "Non-employee Director" as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission.

                  (n) "Non-Qualified Options" means an Option which is not an Incentive Stock Option

                  (o) "Normal Termination" means termination at retirement pursuant to the Company or Subsidiary retirement plan then in effect.

                  (p) "Option" means an award granted under Section 6 of the Plan and includes both Non-Qualified Options and Incentive Stock Options.

                  (q) "Plan" means the Zila, Inc. 1996 Stock Option Award Plan.

                  (r) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                  (s) "Share" means a share of Stock.

                  (t) "Stock" means common stock of the Company as described in the Certificate of Incorporation.

                  (u) "Subsidiary" means "subsidiary corporation" as defined in
         Section 424(f) of the Code.

                  (v) "Termination" means separation from employment with the Company or any of its Subsidiaries for any reason except due to death.

                  (w) "Treasury" means the Department of the Treasury of the United States of America.


                                     - A-2 -

         2.       PURPOSE.

         The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter the employ of the Company or its Subsidiaries and to provide a means whereby employees upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and their desire to remain in its employ. A further purpose of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Non-Qualified Options and Incentive Stock Options, or any combination of the foregoing.

         3.       EFFECTIVE DATE, DURATION, SCOPE AND STOCKHOLDER APPROVAL.

         The Plan is effective as of February 5, 1997. The grant of any Incentive Stock Options under the Plan is effective only upon the approval of the Plan by the stockholders. Options may be granted as provided herein for a period of ten years after such date. The Plan shall continue in effect until all matters relating to the payment of Options granted under the Plan and administration of the Plan have been settled.

         4.       ADMINISTRATION.

         The Plan shall be administered by the Board or a Committee appointed by the Board in accordance with Rule 16b-3 of the Exchange Act ("Rule 16b-3"). Any Committee which has been delegated the duty of administering the Plan by the Board shall be composed of two or more persons each of whom (i) is a Non-Employee Director and (ii) is an "outside director" as defined in
Section 162(m)(4) of the Code. To the extent reasonable and practicable, the Plan shall be consistent with the provisions of Rule 16b-3 to the degree necessary to ensure that transactions authorized pursuant to the Plan are exempt from the operation of Section 16(b) of the Exchange Act. Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this Section 4.

         The Board shall, from time to time, in its discretion, determine which of the Eligible Employees are to be granted Options and the form, amount and timing of such Options and, unless otherwise provided herein, the terms and provisions thereof and the form of payment of an Option, if applicable, and such other matters specifically delegated to It under this Plan. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan and Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. A quorum of the Board shall consist of a majority of its members and the Board may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed


                                     - A-3 -
by all members of the Board. No member of the Board shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

         5.       OPTIONS, SHARES SUBJECT TO THE PLAN.

         The Board may, from time to time, grant Options to one or more employees determined by it to be eligible for participation in the Plan, in accordance with the provisions of Section 6; provided, however, that:

                  (a) Subject to Section 9, the aggregate number of Shares made subject to Options under this Plan may not exceed 1,000,000.

                  (b) Such Shares shall be deemed to have been used in the exercise of Options whether actually delivered or whether the Fair Market Value equivalent of such Share is paid in cash. To the extent that an Option lapses or the rights of its Holder terminate, such Shares subject to such Option shall again be available for the grant of an Option.

                  (c) Stock delivered or retained by the Company in settlement under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company.

         6.       ELIGIBILITY.

         Officers and other employees of the Company and its Subsidiaries who, in the opinion of the Board, are responsible for the continued growth and development and financial success of the business of the Company or of its Subsidiaries shall be eligible to be granted Options under the Plan. Subject to the provisions of the Plan, the Board shall, from time to time, select from such eligible persons those to whom Options shall be granted and determine the number of Options to be granted. Non-Employee Directors shall not be eligible to receive Options under the Plan.

         7.       STOCK OPTIONS.

         Stock Options under the Plan may be of two types: Incentive Stock Options and Non-Qualified Options. Any Stock Option granted under the Plan will be in such form as the Board may from time to time approve.

         The Board will have the authority to grant any optionee Incentive Stock Options, Non-Qualified Options or both types of Options. Incentive Stock Options may only be granted to Eligible Employees. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it will be deemed to be a Non-Qualified Option.

         Options will be evidenced by Option agreements, the terms and provisions of which may differ. An Option agreement will indicate on its face whether it is an agreement for an Incentive


                                     - A-4 -

Stock Option, a Non-Qualified Option, or both. The Date of Grant of an Option will be the date the Committee by resolution selects an individual to be a participant in any grant of an Option, determines the number of Shares to be subject to such Option to be granted to such individual and specifies the terms and provisions of the Option. The Company will notify a participant of any grant of an Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options will be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee, to disqualify any Incentive Stock Option under such Section 422.

         Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee shall deem desirable:

                  (a) Option Price. The Option price per Share shall be set by the Board but shall in no instance be less than the Fair Market Value at the Date of Grant in the case of Incentive Stock Options (110% of the Fair Market Value in the case of a grant of Incentive Stock Options to Eligible Employees owning 10% or more of the combined voting power of all classes of stock of the Company). The Option price per Share for Shares to be issued pursuant to exercise of a Non-Qualified Option shall be determined by the Board.

                  (b) Form of Payment. At the time of the exercise of the Option, the Option price (plus the applicable withholding tax) shall be payable in (i) cash, (ii) withheld Shares upon exercise of an Option having a Fair Market Value at the time the Option is exercised equal to the Option price (plus the applicable withholding tax) with the prior approval of the Company, (iii) a manner acceptable to the Company,
         (iii) with Shares owned by the Holder upon exercise of an Option having a Fair Market Value at the time the Option is exercised equal to the Option Price (plus the applicable withholding tax) with the prior approval of the Company, or (iv) any combination of the foregoing.

                  (c) Other Terms and Conditions. If the Holder has not died or terminated employment, the Option shall become exercisable in such manner and within such period or periods, not to exceed ten years (in the case of Incentive Stock Options, not to exceed five years for Eligible Employees owning 10% or more of the combined voting power of all classes of stock of the Company) from its Date of Grant as shall be set forth in the Stock Option Agreement relating to such grant. An Option may be exercised as to such number of Shares and at such times as set forth in the Stock Option Agreement; provided, however, no Option shall be exercised for less than the lesser of 100 Shares or the full number of Shares for which the Option is then exercisable. An Option shall lapse under the following circumstances:


                                     - A-5 -

                           (i) Ten years after it is granted, three months after Normal Termination, twelve months after the date of Termination if due to permanent disability, three months after any other Termination or any earlier time set by the grant.

                           (ii) If the Holder dies within the Option period, the Option shall lapse unless it is exercised within the Option period and in no event later than twelve months after the date of his death by the Holder's legal representative or representatives or by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

                           (iii) Notwithstanding the foregoing, in no event shall the period of exercise be less than thirty days after Normal Termination or the death of the Holder; provided, however, that in no event shall an Incentive Stock Option be exercised more than ten years after the Date of Grant.

                  (d) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing provisions determined by the Board. The provisions shall be subject to the following terms and conditions:

                           (i) Any Option or portion thereof that is exercisable shall be exercisable as to such number of Shares and at such times as set forth in the Stock Option Agreement, except as limited by the terms of the Plan heretofore.

                           (ii) Every Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Holder purchases the Share, or when the Option lapses.

                           (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder.

                           (iv) An unexpired Option shall become immediately exercisable (1) automatically on the Holder's Normal Termination, (2) at the discretion of the Board, in whole or in part, on the date the Holder becomes eligible to receive early retirement benefits, as defined under the retirement plan of the Company then in effect, and
         (3) under such other circumstances as the Board may direct.

                  (e) Individual Dollar Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time such Option is granted) of the Stock with respect to which the Incentive Stock Option is exercisable


                                     - A-6 -
         for the first time by an individual during any calendar year (under all such plans of the Company or Subsidiaries) shall not exceed $100,000.

                  (f) Restriction on Stock Subject to Option. The Board may require in connection with the grant of an Option that the Holder remain in the employ of the Company or a Subsidiary for at least one year following the exercise. The terms of such restriction shall be set forth in the Stock Option Agreement.

         8.       GENERAL.

                  (a) Government and Other Regulations. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b) Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (c) Tax Withholding. The employee or other person receiving Stock upon exercise of an Option may be required to pay to the Company or to a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. In connection with such obligation to withhold tax, the Company may defer making delivery of such Stock unless and until indemnified on such withholding liability to its satisfaction.

                  (d) Claim to Options and Employment Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

                  (e) Beneficiaries. Any payment of Options due under this Plan to a deceased participant shall be paid to the beneficiary designated by the participant and


                                     - A-7 -
         filed with the Board. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant's legal representative. A beneficiary designation may be aged or revoked by a participant at any time provided the change or revocation is filed with the Board. The designation by a married participant of one or more persons other than the participant's spouse must be consented to by the spouse.

                  (f) Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

                  (g) Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Bylaws or Certificate of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                  (h) Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken, including the furnishing of information, or failure to act, if in good faith.

                  (i) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

                  (j) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                  (k) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.


                                     - A-8 -

                  (l) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  (m) Fractional Shares. No fractional Shares shall be issued and the Board shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or rounding down unless otherwise provided in the Plan.

                  (n) Construction of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona.

         9.       CHANGES IN CAPITAL STRUCTURE.

                  (a) If the outstanding Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of Shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price and the Board may make any other adjustments as the Board deems appropriate for purposes of the Plan. The determination of the Board as to the terms of any adjustment shall be conclusive except to the extent governed by Treasury regulations applicable to Incentive Stock Options.

                  (b) In the event of a liquidation or dissolution of the Company, sale of all or substantially all of its assets, or a merger, consolidation or other corporate reorganization in which the Company is not the surviving corporation, or any merger or other reorganization in which the Company is the surviving corporation but the holders of its Stock receive securities of another corporation, or in the event a person makes a tender offer to the stockholders of the Company, the Board may, but need not, accelerate the time at which unexercised Options may be exercised. Nothing herein contained shall prevent the substitution of a new Option by the surviving or acquiring corporation.

         10.      AMENDMENTS AND TERMINATION.

         The Board may at any time or from time to time (i) amend, terminate or suspend the Plan and, if suspended, reinstate the Plan in whole or in part, or
(ii) with the express written consent of an individual participant, cancel, reduce or otherwise alter such participant's outstanding Options under the Plan; provided, however, that any such amendment, termination, suspension, cancellation,


                                     - A-9 -
reduction or alteration shall be further approved by the shareholders of the Company if such approval is required to preserve or comply with any exemption, whether under Rule 16b-3 or otherwise, from Section 16(b) of the Exchange Act or to preserve the status of Incentive Stock Options within the meaning of
Section 422 of the Code.

         As approved by the Board of Directors as of February 5, 1997.





                                             /s/ Joseph Hines
                                             ----------------------------------
                                             JOSEPH HINES
                                             Chairman


                                             ATTEST:



                                             /s/ Janice L. Backus
                                             ----------------------------------
                                             JANICE L. BACKUS
                                             Secretary


                                    - A-10 -

                                   ZILA, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints JOSEPH HINES, CLARENCE J. BAUDHUIN and JANICE L. BACKUS, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undesigned, to attend the Annual Meeting of the Stockholders of ZILA, INC. (the "Company") to be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 11, 1997, at 9:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

    PROPOSAL NO. 1: To elect seven directors to the Company's Board to serve for the next year or until their successors are elected.

    Nominees: JOSEPH HINES, CLARENCE J. BAUDHUIN, CARL A. SCHROEDER, PATRICK M.
              LONERGAN, MICHAEL S. LESSER, DOUGLAS L. AYER and CURTIS M. ROCCA
              III

    [ ] VOTE for all nominees except those whose names are written on the line provided below (if any).

--------------------------------------------------------------------------------

    [ ] VOTE WITHHELD on all nominees

    PROPOSAL NO. 2: Approval of adoption of the 1997 Stock Option Award. (Mark only one)

    [ ]  VOTE FOR              [ ]  VOTE AGAINST              [ ]  VOTE WITHHELD

    PROPOSAL NO. 3: Ratification of the selection of Deloitte & Touche as the independent public accounting firm for the Company for the fiscal year ending July 31, 1998. (Mark only one)

    [ ]  VOTE FOR              [ ]  VOTE AGAINST              [ ]  VOTE WITHHELD

         PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

    DATED:
------------------------ , 1997

                                            ------------------------------------
                                            (Signature)

                                            ------------------------------------
                                            (Signature)

                                            When signing as executor,
                                            administrator, attorney, trustee or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by president
                                            or other authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person. If a joint tenancy, please
                                            have both joint tenants sign.